EXHIBIT 24

DIRECTOR AND/OR OFFICER OF
NEXTEL COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-8

POWERS OF ATTORNEY

The undersigned director and/or officer of Nextel Communications, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Timothy M. Donahue, Paul N. Saleh, Leonard J. Kennedy and Gary D. Begeman, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) a registration statement on Form S-8 relating to the registration of the Company’s deferred compensation obligations pursuant to the Nextel Communications, Inc. Cash Compensation Deferral Plan, with any and all amendments (including post-effective amendments) to such registration statement and with all exhibits thereto and other documents in connection therewith, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or any of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

EXECUTED as of February 11, 2004.

/s/ TIMOTHY M. DONAHUE Timothy M. Donahue Chief Executive Officer, President and Director (Principal Executive Officer)	/s/ PAUL N. SALEH Paul N. Saleh Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ WILLIAM E. CONWAY, JR. William E. Conway, Jr. Chairman of the Board and Director	/s/ MORGAN E. O’BRIEN Morgan E. O’Brien Vice Chairman of the Board and Director
/s/ WILLIAM G. ARENDT William G. Arendt Vice President and Controller (Principal Accounting Officer)	/s/ KEITH J. BANE Keith J. Bane Director
/s/ STEPHANIE M. SHERN Stephanie M. Shern Director	/s/ FRANK M. DRENDEL Frank M. Drendel Director
/s/ V. JANET HILL V. Janet Hill Director	/s/ WILLIAM E. KENNARD William E. Kennard Director

/s/ DENNIS M. WEIBLING Dennis M. Weibling Director